SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  MAY 11, 1998
(Amending form 8K filed on March 12, 1998 to report event on February 25, 1998)

                            ABLE TELCOM HOLDING CORP.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

          FLORIDA                    0-21986                  65-0013218
----------------------------      ------------            -------------------
(State or other jurisdiction      (Commission               (IRS employer
     of incorporation)            file number)            identification no.)

1601 FORUM PLACE, SUITE 1110, WEST PALM BEACH, FLORIDA           33401
------------------------------------------------------        ----------
(Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code:  (561) 688-0400

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K/A-1:

      (a) FINANCIAL STATEMENTS.

          Financial Statements of CRSI Acquisition, Inc.:

               Report of Independent Auditors
               Balance Sheets as of December 31, 1997 and February 24, 1998 Statements of Operations for the Year Ended December 31, 1997
                and for the periods  from  January 1 to February  24, 1997 and
                1998
               Statements of Changes in Shareholder's Deficit for the year ended
                December 31, 1997 and the period from January 1 to February 24, 1998
               Statement of Cash Flows for the years ended December 31, 1997 and for the periods from January 1 to February 24, 1997 and 1998
               Notes to Financial Statements

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

      (b) PRO FORMA FINANCIAL INFORMATION.

          On February 25, 1998, Able Telcom Holding Corp. ("Able"), through its wholly owned subsidiary Georgia Electric Company ("GEC") acquired substantially all of the assets, and assumed certain liabilities, of CRSI Acquisition, Inc. (d/b/a COMSAT RSI JEFA Wireless Systems), a subsidiary of COMSAT Corporation. As part of the transaction, GEC assumed certain construction contracts with the Texas Department of Transportation and various other telecommunication customers. GEC acquired the accounts receivable and fixed assets of the seller and assumed its trade payables, and received a cash payment from the seller at closing of $4,662,854.

          The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of October 31, 1997 and January 31, 1998 and of COMSAT RSI JEFA as of December 31, 1997 and February 24, 1998. The Pro Forma Combined Statement of Income was prepared based upon the statement of income for the Registrant for the twelve months ended October 31, 1997 and the three months ended January 31, 1998. The pro forma statements give effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to pro forma combined financial statements. The pro forma combined balance sheet gives effect to the acquisition as if it had occurred as of January 31, 1998. The pro forma combined statement of income for the year ended October 31, 1997 gives effect to the acquisition as if it had occurred as of November 1, 1996. The pro forma combined statement of income for the three months ended January 31, 1998 gives effect to the acquisition as if it had occurred as of November 1, 1997.

          The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

      (C) EXHIBITS.

EXHIBIT
   NO.                                DESCRIPTION
-------                               -----------

   2.2 Indemnification Agreement, dated February 25, 1998, among Able Telcom Holding Corp., Georgia Electric Company, Transportation Safety Contractors, Inc., COMSAT RSI Acquisition, Inc., and COMSAT Corporation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ABLE TELCOM HOLDING CORP.

                                            By: /s/ MARK A. SHAIN
                                                --------------------------------
                                                    Mark A. Shain
                                                    Chief Financial Officer

Dated: May 11, 1998

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Able Telcom Holding Corp. and Subsidiaries
West Palm Beach, Florida

We have audited the accompanying balance sheet of CRSI Acquisition, Inc. (a Delaware corporation and indirect wholly-owned subsidiary of COMSAT Corporation) as of December 31, 1997, and the related statements of operations, changes in shareholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CRSI Acquisition, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ AGEE FISHER, LLC.
    -----------------
    AGEE FISHER, LLC.

Atlanta, Georgia
May 1, 1998

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

BALANCE SHEETS

                                                   DECEMBER 31,     FEBRUARY 24,
                                                       1997             1998
                                                   ------------     -----------
                                                                    (UNAUDITED)
ASSETS

CURRENT ASSETS:
   Cash                                             $    77,687     $   115,837
   Accounts receivable (Note 5)                       3,704,407       3,723,495
   Costs and estimated earnings in excess
     of billings on uncompleted contracts
    (Note 6)                                         11,355,705      13,849,085
   Inventory                                             83,259          71,365
   Other receivables                                     15,294           6,244
   Prepaid expenses                                      32,921          32,921
   Deferred tax asset (Note 10)                         723,294         674,224
                                                    -----------     -----------

                                                     15,992,567      18,473,171

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation and amortization (Note 7)             3,213,953       3,100,205

GOODWILL, net of accumulated amortization of
   $548,613 and $589,251                                670,527         629,889

DEFERRED TAX ASSET, non-current portion (Note 10)       124,353         133,564

OTHER ASSETS                                             44,416          44,416
                                                    -----------     -----------

                                                    $20,045,816     $22,381,245
                                                    ===========     ===========

                                   (Continued)

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

BALANCE SHEETS (CONTINUED)

                                                  DECEMBER 31,      FEBRUARY 24,
                                                     1997              1998
                                                  ------------      -----------
                                                                    (UNAUDITED)
LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES:
   Inter-company advances (Note 8)                 $25,795,658      $28,403,251
   Accounts payable                                  2,077,854        3,552,962
   Accrued expenses                                    358,409          237,312
   Accrued losses on uncompleted contracts
     (Note 6)                                        2,880,155        2,932,508
   Billings in excess of costs and estimated
     earnings on uncompleted contracts (Note 6)                          26,293
                                                   -----------      -----------

                                                    31,112,076       35,152,326

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDER'S DEFICIT:
   Common stock, $1 par value, 1,000 shares
      authorized, 100 shares issued and
      outstanding                                          100              100
   Additional paid-in capital                        2,100,000        2,100,000
   Accumulated deficit                             (13,166,360)     (14,871,181)
                                                   -----------      -----------

                                                   (11,066,260)     (12,771,081)

                                                   $20,045,816      $22,381,245
                                                   ===========      ===========

                      See notes to financial statements.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

STATEMENTS OF OPERATIONS

                                                                  PERIOD FROM
                                         YEAR ENDED        JANUARY 1 - FEBRUARY 24,
                                        DECEMBER 31,     ----------------------------
                                            1997             1997             1998
                                        ------------     -----------      -----------
                                                         (UNAUDITED)      (UNAUDITED)
REVENUES:
   Contract revenues earned             $28,740,122      $ 3,984,029      $ 5,564,983
   Net sales                              2,922,107          312,687
                                        -----------      -----------      -----------

                                         31,662,229        4,296,716        5,564,983
                                        -----------      -----------      -----------

COSTS:
   Cost of contract revenues earned      32,192,478        5,184,716        7,164,308
   Provision for contract losses on
       uncompleted contracts                188,600
   Cost of sales                          3,388,197          222,234
                                        -----------      -----------      -----------

                                         35,769,275        5,406,950        7,164,308
                                        -----------      -----------      -----------

GROSS MARGIN                             (4,107,046)      (1,110,234)      (1,599,325)
                                        -----------      -----------      -----------

OPERATING EXPENSES:
   General and administrative             5,054,738          367,665          983,738
   Selling expenses                         520,013           87,693
                                        -----------      -----------      -----------

                                          5,574,751          455,358          983,738
                                        -----------      -----------      -----------

LOSS FROM OPERATIONS                     (9,681,797)      (1,565,592)      (2,583,063)

OTHER INCOME (EXPENSE)                       66,953           (2,965)
                                        -----------      -----------      -----------

NET LOSS BEFORE INCOME
   TAX BENEFIT                           (9,614,844)      (1,568,557)      (2,583,063)

INCOME TAX (BENEFIT) EXPENSE:
   Current                               (3,651,262)        (598,527)        (918,101)
   Deferred                                 438,445           73,000           39,859
                                        -----------      -----------      -----------

                                         (3,212,817)        (525,527)        (878,242)
                                        -----------      -----------      -----------

NET LOSS                                $(6,402,027)     $(1,043,030)     $(1,704,821)
                                        ===========      ===========      ===========

                       See notes to financial statements.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

                                        ADDITIONAL                       TOTAL
                             COMMON      PAID-IN      ACCUMULATED    SHAREHOLDER'S
                              STOCK      CAPITAL        DEFICIT         DEFICIT
                             -------   -----------   ------------    -------------
BALANCE, January 1, 1997     $   100                 $ (6,764,333)   $ (6,764,233)

CAPITAL INVESTMENT
   FROM PARENT                         $ 2,100,000                      2,100,000

NET LOSS                                               (6,402,027)     (6,402,027)
                             -------   -----------   ------------    ------------

BALANCE,
   DECEMBER 31, 1997         $   100   $ 2,100,000   $(13,166,360)   $(11,066,260)

NET LOSS (Unaudited)                                   (1,704,821)     (1,704,821)
                             -------   -----------   ------------    ------------

BALANCE, FEBRUARY 24, 1998
   (UNAUDITED)               $   100   $ 2,100,000   $(14,871,181)   $(12,771,081)
                             =======   ===========   ============    ============

                       See notes to financial statements.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

STATEMENTS OF CASH FLOW

                                                                         PERIOD FROM
                                                YEAR ENDED       JANUARY 1 - FEBRUARY 24,
                                               DECEMBER 31,     -----------------------------
                                                   1997            1997              1998
                                               -----------      -----------      -----------
                                                                (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING
ACTIVITIES:
  Net loss                                     $(6,402,027)     $(1,043,030)     $(1,704,821)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
     Depreciation and amortization                 884,777          124,033          159,142
     Deferred tax expense                          438,445           73,000           39,859
     Gain on sale of property
      and equipment                                 (6,135)                           (3,224)
     Changes in assets and liabilities:
      Accounts receivable, net                   1,670,342         (852,479)         (19,088)
      Costs and estimated earnings
        in excess of billings on
        uncompleted contracts                   (2,012,894)         570,701       (2,493,380)
      Inventory                                    654,657          (43,821)          11,894
      Other receivables                             37,293           30,150            9,050
      Prepaid expenses                             111,254           13,579
      Other assets                                                    1,043
      Accounts payable                             747,920         (521,873)       1,475,108
      Accrued expenses                             (93,771)          70,871         (121,096)
      Accrued losses on uncompleted
        contracts                               (1,380,985)                           52,353
      Billings in excess of costs and
        estimated earnings on
        uncompleted contracts                     (181,825)        (181,825)          26,293
                                               -----------      -----------      -----------
         NET CASH USED IN
           OPERATING ACTIVITIES                 (5,532,949)      (1,759,651)      (2,567,910)
                                               -----------      -----------      -----------
CASH FLOWS FROM INVESTING
ACTIVITIES:
  Proceeds from sale of property
   and equipment                                    37,834                             3,000
  Purchase of property and equipment            (1,339,634)        (274,855)          (4,533)
                                               -----------      -----------      -----------
         NET CASH USED IN
           INVESTING ACTIVITIES                 (1,301,800)        (274,855)          (1,533)
                                               -----------      -----------      -----------

                                    Continued

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

STATEMENTS OF CASH FLOW (CONTINUED)

                                                                         PERIOD FROM
                                                YEAR ENDED       JANUARY 1 - FEBRUARY 24,
                                               DECEMBER 31,     -----------------------------
                                                   1997            1997              1998
                                               -----------      -----------      -----------
                                                                (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM FINANCING
ACTIVITIES:
  Net proceeds (payments) from
   inter-company advances                      $ 4,556,529      $  (215,128)     $2,607,593
  Capital investment by parent                   2,100,000        2,100,000
                                               -----------      -----------      ----------
         NET CASH PROVIDED BY
           FINANCING ACTIVITIES                  6,656,529        1,884,872       2,607,593
                                               -----------      -----------      ----------

NET (DECREASE) INCREASE IN CASH                   (178,220)        (149,634)         38,150

CASH, Beginning of period                          255,907          255,907          77,687
                                               -----------      -----------      ----------

CASH, END OF PERIOD                                $77,687         $106,273        $115,837
                                               ===========      ===========      ==========
SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION:
     Interest                                  $         0      $         0      $        0
     Income taxes                                        0                0               0

                      See notes to financial statements.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS.

NOTE 1   INTERIM FINANCIAL STATEMENTS (UNAUDITED):

         In the opinion of CRSI Acquisition, Inc. (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at February 24, 1998 and the results of its operations and its cash flows for the period from January 1 through February 24, 1997 and 1998.

NOTE 2   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

         DESCRIPTION OF BUSINESS
         CRSI Acquisition, Inc. (d/b/a COMSAT RSI JEFA Wireless Systems) was incorporated in Delaware in August 1995. The Company is an indirect wholly-owned subsidiary of COMSAT Corporation. The Company engages in the installation of intelligent traffic management systems, and the design and construction of wireless communication networks. The Company operates in twenty-one states, primarily in Texas and Alabama.

         REVENUE AND COST RECOGNITION
         The Company's construction contracts are performed on a fixed-price basis. Contract revenues are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs at completion. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues, and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

         Contract costs include all direct material and labor costs, cost of work subcontracted to others but under the supervision of the Company and those indirect costs related to contract performance, such as indirect labor, depreciation, supplies, tools, and repairs. Selling, general and administrative costs are charged to expense as incurred.

         The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents amounts billed in excess of revenues recognized.

         INVENTORY
         Inventory consists of finished equipment and materials held for resale, and is stated at the lower of cost or market value. Costs are determined by the first-in, first-out method.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         GOODWILL
         Goodwill, which represents the excess of the cost of an acquired company over the fair value of its net assets at the date of acquisition, is being amortized on the straight-line method over five years.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets.

         ESTIMATES AND ASSUMPTIONS
         Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

NOTE 3   CONCENTRATION OF CREDIT RISK:

         The Company maintains cash balances with one financial institution. At various times during the year ended December 31, 1997 and the period from January 1, 1998 through February 24, 1998, cash balances exceeded the FDIC-insured limit.

NOTE 4   FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying amounts of the Company's financial instruments, consisting of cash, accounts receivable, accounts payable, and inter-company advances held for non-trading purposes, approximates fair value due to the short maturity of the instruments and the provision for reserves for potential non-performance.

NOTE 5   CONTRACT RECEIVABLES:
                                                   DECEMBER 31,    FEBRUARY 24,
                                                       1997            1998
                                                   ------------   ------------
                                                                   (UNAUDITED)

         Contract receivables:
            Completed contracts                    $  4,143,585   $  3,833,081
            Uncompleted contracts                     1,193,438      1,523,030
                                                   ------------   ------------

                                                      5,337,023      5,356,111
            Less allowance for doubtful accounts      1,632,616      1,632,616
                                                   ------------   ------------

                                                   $  3,704,407   $  3,723,495
                                                   ============   ============

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 5   CONTRACT RECEIVABLES (CONTINUED):
                                                   DECEMBER 31,    FEBRUARY 24,
                                                       1997           1998
                                                   ------------   ------------
                                                                   (UNAUDITED)

         Significant customer receivables are
            as follows:

            Due from U.S. Government agency        $  1,654,959   $  1,656,959
            Due from State agency                       812,657        894,336
                                                   ------------   ------------

                                                      2,467,616      2,551,295
            Less allowance for doubtful accounts      1,167,616      1,167,616
                                                   ------------   ------------

                                                   $  1,300,000   $  1,383,679
                                                   ============   ============

         For the year ended December 31, 1997, one customer accounted for nearly 65% of revenues earned.

NOTE 6   UNCOMPLETED CONTRACTS:

                                                   DECEMBER 31,    FEBRUARY 24,
                                                       1997            1998
                                                   ------------   ------------
                                                                   (UNAUDITED)

         Costs incurred on uncompleted contracts   $ 25,092,456   $ 28,715,207
         Estimated earnings                           1,944,091      2,331,266
                                                   ------------   ------------

         Contract revenues recognized to date on
            uncompleted contracts                    27,036,547     31,046,473
         Less billings to date                      (15,680,842)   (17,223,681)
                                                   ------------   ------------

         Revenues recognized over billings, net    $ 11,355,705   $ 13,822,792
                                                   ============   ============

         Included in the accompanying balance
            sheet under the following captions:
            Costs and estimated earnings in
              excess of billings on uncompleted
              contracts                            $ 11,355,705   $ 13,849,085
            Billings in excess of costs and
              estimated earnings on
              uncompleted contracts                                    (26,293)
                                                   ------------   ------------

                                                   $ 11,355,705   $ 13,822,792
                                                   ============   ============

         At December 31, 1997 and February 24, 1998, one customer accounted for 87% and 91% (unaudited) of costs and estimated earnings in excess of billings on uncompleted contracts.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 7   PROPERTY AND EQUIPMENT:

                                                   DECEMBER 31,    FEBRUARY 24,
                                                       1997           1998
                                                   ------------   ------------
                                                                   (UNAUDITED)

         Machinery and equipment                   $  2,127,944   $  2,130,940
         Vehicles                                     1,793,031      1,793,031
         Leasehold improvements                          79,487         81,020
         Computer software                               71,084         71,084
         Furniture and fixtures                          61,023         61,023
         Communications equipment                        55,420         55,420
                                                   ------------   ------------

                                                   $  4,187,989   $  4,192,518
         Less accumulated depreciation                 (974,036)    (1,092,313)
                                                   ------------   ------------

                                                   $  3,213,953   $  3,100,205
                                                   ============   ============

         Depreciation expense is $640,356 for the year ended December 31, 1997 and $82,151 (unaudited) and $118,504 (unaudited) for the periods from January 1 through February 24, 1997 and 1998.

NOTE 8   INTER-COMPANY ADVANCES:

         The Company's parent makes non-interest bearing cash advances to the Company, as required, for working capital needs. These advances are reduced by the Company's trade receivables collected by the parent.

NOTE 9   OTHER RELATED PARTY TRANSACTIONS:

         The Company purchases inventory for resale from its parent and a company related by common ownership. The total inventory purchases from these companies is $691,927 for the year ended December 31, 1997 and $222,234 (unaudited) and $0 (unaudited) for the periods from January 1 through February 24, 1997 and 1998. The Company pays its parent a monthly charge for management services. These charges total $980,136 for the year ended December 31, 1997 and $146,300 (unaudited) and $161,200 (unaudited) for the periods from January 1 through February 24, 1997 and 1998.

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 10  INCOME TAXES:

         The income tax effects of Company operating results are determined and included in the consolidated income tax returns of the parent. For presentation of these financial statements, the Company provides for an estimated income tax benefit from operating losses on a separate-basis return, and recognizes a credit which would be received from the parent as a result of filing consolidated returns. The parent would use any such income tax benefit to off-set amounts previously advanced to the Company, therefore the estimated income tax receivable is included in inter-company advances.

         A reconciliation of the income tax provision at the federal statutory rate to the income tax provision at the effective tax rate is as follows:

                                                               PERIOD FROM
                                         YEAR ENDED      JANUARY 1 - FEBRUARY 24,
                                        DECEMBER 31,   ---------------------------
                                            1997            1997          1998
                                        ------------   ------------   ------------
                                                        (UNAUDITED)    (UNAUDITED)
         Income tax computed at the
            Federal statutory rate      $ (3,269,049)  $   (533,309)  $   (878,242)
         Nondeductible expenses               56,232          7,782
                                        ------------   ------------   ------------

                                        $ (3,212,817)  $   (525,527)  $   (878,242)
                                        ============   ============   ============

         The components of deferred taxes consist of the following:

                                                   DECEMBER 31,    FEBRUARY 24,
                                                       1997            1998
                                                   ------------    -----------
                                                                   (UNAUDITED)

         DEFERRED TAX ASSETS:
         Accounts receivable allowance             $    555,090   $    555,090
         Goodwill                                       124,352        133,564
         Accrued losses on uncompleted contracts        979,253        997,053
                                                   ------------    -----------

                                                      1,658,695      1,685,707

         DEFERRED TAX LIABILITIES:
         Uncompleted contracts                         (811,048)      (877,919)
                                                   ------------    -----------

                                                   $    847,647   $    807,788
                                                   ============   ============

CRSI ACQUISITION, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMSAT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 11  EMPLOYEE BENEFIT PLAN:

         The Company's parent sponsors a contributory defined contribution benefit plan for all employees working at least 20 hours per week or having one year of service. The sponsor matches employee contributions in stock of the parent, based on a formula defined in the plan. Plan expense recorded by the Company is $82,482 for the year ended December 31, 1997 and $10,335 (unaudited) and $27,650 (unaudited) for the periods from January 1 through February 24, 1997 and 1998.

NOTE 12  COMMITMENTS AND CONTINGENCIES:

         The Company leases office and warehouse space, vehicles and other equipment under non-cancelable operating lease agreements. Rental expense under these operating leases is $238,216 for the year ended December 31, 1997 and $32,845 (unaudited) and $29,389 (unaudited) for the periods from January 1 through February 24, 1997 and 1998.

         Minimum future lease payments under these operating leases at December 31, 1997 are as follows:

             YEAR ENDING
             DECEMBER 31,
             ------------
                1998                               $ 123,636
                1999                                  38,025
                                                   ---------

                                                   $ 161,661
                                                   =========

NOTE 13  SUBSEQUENT EVENT (UNAUDITED):

         On February 25, 1998, Able Telcom Holding Corp. (Able), a publicly-held corporation, purchased substantially all assets and certain liabilities of the Company in exchange for cash from the Company's parent. The purchase was effected through Able's wholly-owned subsidiary, Georgia Electric Company, Inc. As a part of this transaction, Able assumed uncompleted installation contracts with governmental agencies and telecommunications customers. As of the date of the sale, the Company ceased operations.

                            Able Telcom Holding Corp.
                                And Subsidiaries
                  Pro Forma Combined Balance Sheets (Unaudited)

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          OCTOBER 31,     DECEMBER 31,   ----------------------------
                                             1997            1997         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------
 ASSETS

 Current assets:
    Cash and cash equivalents            $ 6,229,602     $    77,687     $  4,585,167 A  $ 10,892,456
    Accounts receivable, net              13,399,327       3,719,701                       17,119,028
    Inventories                            1,257,218          83,259        2,500,000 A     3,840,477
    Costs and profits in excess of                                                                  -
      billings on uncompleted contracts    5,614,813      11,355,705      (11,355,705)A     5,614,813
    Prepaid expenses and other               508,591          32,921                          541,512
    Deferred income taxes                                    723,294         (723,294)A             -
                                         -----------     -----------     ------------    ------------

       Total current assets               27,009,551      15,992,567       (4,993,832)     38,008,286

 Property, and equipment, net             13,113,638       3,213,953                       16,327,591

 Other assets:
    Deferred income taxes                    981,976         124,353         (124,353)A       981,976
    Goodwill, net                          8,341,064         670,527         (670,527)A     8,341,064
    Other                                    899,765          44,416                          944,181
                                         -----------     -----------     ------------    ------------

      Total other assets                  10,222,805         839,296         (794,880)     10,267,221
                                         -----------     -----------     ------------    ------------

      Total assets                       $50,345,994     $20,045,816     $ (5,788,712)   $ 64,603,098
                                         ===========     ===========     ============    ============

                            Able Telcom Holding Corp.
                                And Subsidiaries
                  Pro Forma Combined Balance Sheets (Unaudited)

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          OCTOBER 31,     DECEMBER 31,   ----------------------------
                                             1997            1997         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------
 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities
    Current portion of long-term debt     $ 3,154,428     $         -    $          -    $  3,154,428
    Inter-company Advances, net                            25,795,658     (25,795,658)A             -
    Notes payable shareholders/directors      875,000                                         875,000
    Accounts payable and accrued
       liabilities                          8,418,323       2,436,263       8,940,686 A    19,795,272
    Billings in excess of costs and
       profits on uncompleted contracts       291,165                                         291,165
    Accrued losses on uncompleted
       contracts                                            2,880,155                       2,880,155
    Customer deposits                         229,721                                         229,721
                                          -----------     -----------    ------------    ------------

       Total current liabilities           12,968,637      31,112,076     (16,854,972)     27,225,741

 Long-term debt, excluding current
    portion                                14,139,567                                      14,139,567
 Other liabilities                          1,277,866                                       1,277,866
 Deferred profit                                                            2,040,000 A
                                          -----------     -----------    ------------    ------------

      Total liabilities                    28,386,070      31,112,076     (16,854,972)     42,643,174

 Convertible redeemable preferred
       stock $.10 par value, authorized
       1,000,000 shares: 995 shares
       issued and outstanding in 1997       6,713,314                                       6,713,314

 Shareholders' equity:
      Common stock, $.001 par value,
       authorized 25,000,000 shares;
       8,580,422 shares issued and
       outstanding in 1997                      8,579                                           8,579

      Common stock, $1.00 par value,
       authorized 1,000 shares;
       100 shares issued and
       outstanding in 1997                                        100            (100)A             -

      Additional paid in capital           15,095,863       2,100,000      (2,100,000)A    15,095,863
      Retained earnings (deficit)             142,168     (13,166,360)     13,166,360 A       142,168
       Total shareholders' equity          15,246,610     (11,066,260)     11,066,260 A    15,246,610
                                          -----------     -----------    ------------    ------------
      Total liabilities and
        shareholders' equity              $50,345,994     $20,045,816    $ (5,788,712)   $ 64,603,098
                                          ===========     ===========    ============    ============

                            Able Telcom Holding Corp.
                                And Subsidiaries
                                  Supplemental
               Pro Forma Combined Statements of Income (Unaudited)
                           For the twelve months ended

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          OCTOBER 31,     DECEMBER 31,   ----------------------------
                                             1997            1997         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------

Revenues                                  $86,334,449    $ 31,662,229    $          -    $117,996,678

 Cost and expenses:
      Cost of revenues                     68,164,404      34,884,498               0     103,048,902
      General and administrative            8,780,430       5,574,751               0      14,355,181
      Depreciation and amortization         4,532,248         884,777                       5,417,025
      Transaction / transaction
        losses, net                            16,987                                          16,987
                                          -----------    ------------    ------------    ------------

      Total costs and expenses             81,494,069      41,344,026               0     122,838,095
                                          -----------    ------------    ------------    ------------

      Income ( loss ) from operations       4,840,380      (9,681,797)              0      (4,841,417)
                                          -----------    ------------    ------------    ------------
 Other expense ( income )
      Interest expense                      1,565,265                                       1,565,265
      Interest and dividend income           (449,479)                                       (449,479)
      Other ( income ) expense               (152,694)        (66,953)                       (219,647)
                                          -----------    ------------    ------------    ------------

      Total other expense, net                963,092         (66,953)              -         896,139
                                          -----------    ------------    ------------    ------------
 Income ( loss ) before income taxes
    and minority interest                   3,877,288      (9,614,844)              0      (5,737,556)

 Income tax expense                           727,223      (3,212,817)              0       2,485,594
                                          -----------    ------------    ------------    ------------
 Income ( loss ) before minority
    interest                                3,150,065      (6,402,027)              0      (3,251,962)
 Minority interest                            292,532
                                          -----------    ------------    ------------    ------------

 Net income ( loss )                        2,857,533      (6,402,027)              0      (3,544,494)
 Preferred stock dividend                     260,000                                         260,000
 Discount attributable to beneficial
    conversion of preferred stock           1,266,364                                       1,266,364
                                          -----------    ------------    ------------    ------------
 Net income ( loss ) applicable to
      common stock                        $ 1,331,169    $ (6,402,027)   $          0    $ (5,070,858
                                          ===========    ============    ============    ============
 Income ( loss ) per common share:
      Basic                                    $ 0.16                                          $(0.60)
                                          ===========                                    ============
      Diluted                                  $ 0.16                                          $(0.60)
                                          ===========    ============    ============    ============
 Weighted average common shares and
      common stock equivalents
      outstanding                           8,504,972                                       8,504,972
                                          ===========    ============    ============    ============

                            Able Telcom Holding Corp.
                                And Subsidiaries
                                  Supplemental
                  Pro Forma Combined Balance Sheets (Unaudited)

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          JANUARY 31,     FEBRUARY 24,   ----------------------------
                                             1998            1998         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------
 ASSETS

 Current assets:
    Cash and cash equivalents            $ 3,971,821     $    115,837    $  4,547,017 A  $  8,634,675
    Accounts receivable, net              15,314,102        3,729,739                      19,043,841
    Inventories                            1,156,152           71,365       2,500,000 A     3,727,517
    Costs and profits in excess of
      billings on uncompleted
      contracts                            4,774,002       13,849,085     (13,849,085)A     4,774,002
    Prepaid expenses and other               858,162           32,921                         891,083
    Deferred income taxes                                     674,224        (674,224)A
                                         -----------     ------------    ------------     -----------

       Total current assets               26,074,239       18,473,171      (7,476,292)     37,071,118

 Property, and equipment, net             15,133,388        3,100,205                      18,233,593

 Other assets:
    Deferred income taxes                  1,323,960          133,564        (133,564)A     1,323,960
    Goodwill, net                          8,200,422          629,889        (629,889)A     8,200,422
    Other                                  1,378,451           44,416                       1,422,867
                                         -----------     ------------    ------------     -----------

      Total other assets                  10,902,833          807,869        (763,453)     10,947,249
                                         -----------     ------------    ------------     -----------

      Total assets                       $52,110,460     $ 22,381,245    $ (8,239,745)    $66,251,960
                                         ===========     ============    ============     ===========

                            Able Telcom Holding Corp.
                                And Subsidiaries
                  Pro Forma Combined Balance Sheets (Unaudited)

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          JANUARY 31,     FEBRUARY 24,   ----------------------------
                                             1998            1998         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------
 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities
    Current portion of long-term debt    $ 4,025,479      $          -   $          -     $ 4,025,479
    Inter-company Advances, net                             28,403,251    (28,403,251)A             -
    Accounts payable and accrued
       liabilities                         8,822,978         3,790,274      7,392,425 A    20,005,677
    Billings in excess of costs
       and profits on uncompleted
       contracts                             667,212            26,293                        693,505
    Accrued losses on uncompleted
       contracts                                             2,932,508                      2,932,508
    Customer deposits                        102,709                                          102,709
                                         -----------      ------------   ------------     -----------

       Total current liabilities          13,618,378        35,152,326    (21,010,826)     27,759,878

 Long-term debt, excluding current
    portion                               15,622,982                                       15,622,982
 Other liabilities                         1,277,866                                        1,277,866
 Deferred profit                                                            2,040,000 A
                                         -----------      ------------   ------------     -----------

      Total liabilities                   30,519,226        35,152,326    (21,010,826)     44,660,726


 Minority interest                           111,081                                          111,081

 Convertible redeemable preferred stock
       $.10 par value, authorized
       1,000,000 shares: 995 shares
       issued and outstanding in 1997      3,343,500                                        3,343,500

 Shareholders' equity:
      Common stock, $.001 par value,
       authorized 25,000,000 shares;
       8,580,422 shares issued and
       outstanding in 1997                     9,090                                            9,090

      Common stock, $1.00 par value,
       authorized 1,000 shares; 100
       shares issued and outstanding
       in 1997                                                     100           (100)A             -
      Additional paid in capital          18,809,605         2,100,000     (2,100,000)A    18,809,605
      Retained earnings ( deficit )         (682,042)      (14,871,181)    14,871,181 A      (682,042)
       Total shareholders' equity         18,136,653       (12,771,081)    12,771,081 A    18,136,653
                                         -----------      ------------   ------------     -----------
      Total liabilities and
        shareholders' equity             $52,110,460      $ 22,381,245   $ (8,239,745)    $66,251,960
                                         ===========      ============   ============     ===========

                            Able Telcom Holding Corp.
                                And Subsidiaries
               Pro Forma Combined Statements of Income (Unaudited)
                              For the periods ended

                                          ABLE TELCOM
                                         HOLDING CORP.     COMSAT RSI
                                             AND         JEFA WIRELESS
                                         SUBSIDIARIES       SYSTEMS
                                         -------------   -------------            PRO FORMA
                                          JANUARY 31,     FEBRUARY 24,   ----------------------------
                                             1998            1998         ADJUSTMENTS      COMBINED
                                         ------------    -------------   -------------   ------------
 Revenues                                $ 22,267,800     $ 5,564,983    $          -    $ 27,832,783

 Cost and expenses:
      Cost of revenues                     19,010,379       7,005,166               0      26,015,545
      General and administrative            2,896,294         983,738               0       3,880,032
      Depreciation and amortization         1,152,489         159,142                       1,311,631
      Transaction / translation
        Losses, net                           (15,429)                                        (15,429)
                                         ------------     -----------    ------------    ------------

      Total costs and expenses             23,043,733       8,148,046               0      31,191,779
                                         ------------     -----------    ------------    ------------

      Income ( loss ) from operations        (775,933)     (2,583,063)              0      (3,358,996)
                                         ------------     -----------    ------------    ------------
 Other expense ( income )
      Interest expense                        275,611                                         275,611
      Interest and dividend income            (73,602)                                        (73,602)
      Other ( income ) expense               (125,679)                                       (125,679)
                                         ------------     -----------    ------------    ------------

      Total other expense, net                 76,330               -               -          76,330
                                         ------------     -----------    ------------    ------------
 Income ( loss ) before income taxes
    and minority interest                    (852,263)     (2,583,063)              0      (3,435,326)
 Income tax expense                          (341,984)       (878,242)              0      (1,220,226)
                                         ------------     -----------    ------------    ------------

 Income ( loss ) before minority
    interest                                 (510,279)     (1,704,821)              0      (2,215,100)
 Minority interest                            159,971                                         159,971
                                         ------------     -----------    ------------    ------------

 Net income ( loss )                         (670,250)     (1,704,821)              0      (2,375,071)
 Preferred stock dividend                      49,187                                          49,187
 Discount attributable to beneficial
    conversion of preferred stock             104,773                                         104,773
                                         ------------     -----------    ------------    ------------
 Net income ( loss ) applicable to
      common stock                       $   (824,210)    $(1,704,821)   $          0    $ (2,529,031)
                                         ============     ===========    ============    ============
 Income ( loss ) per common share:
      Basic                              $      (0.09)                                   $      (0.29)
                                         ============                                    ============
      Diluted                            $      (0.09)                                   $      (0.29)
                                         ============     ===========    ============    ============

 Weighted average common shares
      and common stock equivalents
      outstanding                           8,825,362                                       8,825,362
                                         ============     ===========    ============    ============

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(A) The Company acquired certain assets and liabilities from Comsat RSI. These assets consisted of cash, accounts receivable, stored materials and various other assets and prepaid expenses. The Company assumed various liabilities, including trade accounts payable, accrued warranty expenses, liquidated damages and other contract related expenses.

The acquisition is accounted for under the purchase method of accounting.

The Company expects to reduce the operating costs of the business acquired from Comsat RSI, by 22%, as a result of renegotiating subcontractor agreements and reducing salary expenses and contract costs, in line with the existing operating units of the Company. The closing of the Comsat RSI administrative offices will result in a decrease in general and administrative expenses of approximately 60%.

Had these adjustments been reflected on the proformas, they would have resulted in increases in the combined net income of approximately $6,751,000 and $1,843,000 for the year ended December 31, 1997 and the period ended February 24, 1998, respectively.

                                 EXHIBIT INDEX

EXHIBIT
  NO.           DESCRIPTION
-------         -----------

 2.2 Indemnification Agreement, dated February 25, 1998, among Able Telcom Holding Corp., Georgia Electric Company, Transportation Safety Contractors, Inc., COMSAT RSI Acquisition, Inc., and COMSAT Corporation.